Metropolitan West Mutual Funds

03/31/2015 Defaulted Security List

Sec. ID
05544UAA3
05544UAC9
10075GAJ2
10075GAJ2

Port ID
MW20
MW20
MW50
MW80

Cusip
05544UAA3
05544UAC9
10075GAJ2
10075GJA2

Sec. Type Code
025N
020N
132N
132N

Sec Type Name
CMO 25 Day Delay
CMO 0 DAY DELAY
Bank Loan
Bank Loan

Sec. Name-Long
BHN I MORTGAGE FUND, SERIES 1997-2, CLASS A1
BHN I MORTGAGE FUND, SERIES 1997-2, CLASS A2
BOSTON GENERATING, LLC, 1ST LIEN TERM LOAN
BOSTON GENERATING, LLC, 1ST LIEN TERM LOAN

Default Flag
Y
Y
Y
Y

Default Date
2/1/2008
2/1/2008
9/22/2011
9/22/2011